                                                                 Exhibit 3.56(a)

                           ARTICLES OF INCORPORATION
                                      OF
                            MAXWELL HOLDINGS, INC.


          The undersigned incorporator, Kevin J. Hable, executes these Articles of Incorporation for the purpose of forming and does hereby form a corporation under the laws of the Commonwealth of Kentucky in accordance with the following provisions:


                                   Article I
                                   ---------

          The name of the corporation is Maxwell Holdings, Inc.

                                  Article II
                                  ----------

          The number of shares the corporation is authorized to issue is 2,000 shares of common stock, no par value per share.

                                  Article III
                                  -----------

          The street address of the corporation's initial registered office is 2800 Citizens Plaza, Louisville, Kentucky 40202. The name of the corporation's initial registered agent at that office is Kevin Hable.

                                  Article IV
                                  ----------

          The mailing address of the corporations's principal office is 5440 Medley Road, Owensboro, Kentucky 42301.

                                   Article V
                                   ---------

          The name and mailing address of the incorporator are Kevin J. Hable, 2800 Citizens Plaza, Louisville, Kentucky 40202.

                                  Article VI
                                  ----------

          The business and affairs of the corporation are to be conducted by a Board of Directors, the number to be set in the manner provided in the bylaws.

                                  Article VII
                                  -----------

          No director shall be personally liable to the corporation or its shareholders for monetary damages for breach of his duties as a director except to the extent that the applicable law from time to time in effect shall provide that such liability may not be eliminated or limited.

          If the Kentucky Revised Statutes are hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Kentucky Revised Statutes, as so amended. Any repeal or modification of this Article VII by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification. This Article VII shall continue to be applicable with respect to any breach of duties by a director of the corporation as a director notwithstanding that such director thereafter ceases to be a director and shall inure to the personal benefit of such director's heirs, executors and administrators.

          This Article VII is not intended to eliminate or limit any protection otherwise available to the directors of the corporation.


                                 Article VIII
                                 ------------

          Any action, except the election of directors, required or permitted to be taken at a shareholders' meeting may be taken without a meeting and without prior notice (except as otherwise provided by law) if the action is taken by shareholders representing not less than 80% (or such higher percentage as nay be required by law) of the votes entitled to be cast. Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous consent shall be given to those shareholders entitled to vote on the action who have not consented in writing.


          Dated this 13th day of September, 1996.


                                    /s/ Kevin J. Hable
                                    --------------------------------
                                    Kevin J. Hable, Incorporator


This Instrument Prepared by:

/s/ Kevin J. Hable
--------------------------
Kevin J. Hable
WYATT, TARRANT & COMBS
2800 Citizens Plaza
Louisville, Ky 40202
(502) 562-7232
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                                                                 Exhibit 3.56(a)

                             ARTICLES OF AMENDMENT
                                      TO
                           ARTICLES OF INCORPORATION
                                      OF
                            MAXWELL HOLDINGS, INC.


     Pursuant to the provisions of KRS 271B.10-060. Articles of Amendment to the Articles of Incorporation of Maxwell Holdings, Inc. (the "Corporation") are hereby adopted:

     FIRST:    The name of the Corporation is Maxwell Holdings, Inc.

     SECOND:   Article I is amended in its entirety to read as follows:

                                   Article I
                                   ---------

                                     Name
                                     ----

               The name of the Corporation is Hayman Holdings, Inc.

     THIRD: The above-described amendment was adopted by the board of directors on September 26, 1996 without shareholder action. Shareholder action was not required for adoption of this amendment.

     FOURTH: This amendment does not provide for an exchange, reclassification or cancellation of issued shares of stock of the Corporation, nor does it effect a change in the amount of stated capital.

     Dated:    September 26, 1996

                              MAXWELL HOLDINGS, INC.


                              By: /s/ Charles J. Helms, Jr.
                                  -------------------------------------
                                       Charles J. Helms, Jr.
                                       President